Exhibit 99.1
Starbucks Reports Q2 Fiscal 2024 Results
Q2 Consolidated Net Revenues Down 2% to $8.6 Billion, Driven by a Complex Operating Environment
Q2 GAAP and Non-GAAP EPS of $0.68; Long-Term Strategy Remains Intact
Q2 Active U.S. Starbucks® Rewards Membership Totals 32.8 Million, Up 6% Over Prior Year

SEATTLE; April 30, 2024 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal second quarter ended March 31, 2024. GAAP results in fiscal 2024 and fiscal 2023 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q2 Fiscal 2024 Highlights

•Global comparable store sales declined 4%, driven by a 6% decline in comparable transactions, partially offset by a 2% increase in average ticket
◦North America and U.S. comparable store sales declined 3%, driven by a 7% decline in comparable transactions, partially offset by a 4% increase in average ticket
◦International comparable store sales declined 6%, driven by a 3% decline in both comparable transactions and average ticket; China comparable store sales declined 11%, driven by an 8% decline in average ticket and a 4% decline in comparable transactions
•The company opened 364 net new stores in Q2, ending the period with 38,951 stores: 52% company-operated and 48% licensed
◦At the end of Q2, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 16,600 and 7,093 stores in the U.S. and China, respectively
•Consolidated net revenues declined 2%, to $8.6 billion, or a 1% decline on a constant currency basis
•GAAP operating margin contracted 240 basis points year-over-year to 12.8%, primarily driven by deleverage, incremental investments in store partner wages and benefits, increased promotional activities, lapping the gain on the sale of Seattle's Best Coffee brand, as well as higher general and administrative costs primarily in support of Reinvention. This decline was partially offset by pricing and in-store operational efficiencies.
◦Non-GAAP operating margin contracted 150 basis points year-over-year to 12.8%, or contracted 140 basis points on a constant currency basis
•GAAP earnings per share of $0.68 declined 14% over prior year
◦Non-GAAP earnings per share of $0.68 declined 8% over prior year, or declined 7% on a constant currency basis
•Starbucks Rewards loyalty program 90-day active members in the U.S. totaled 32.8 million, up 6% year-over-year

“In a highly challenged environment, this quarter's results do not reflect the power of our brand, our capabilities or the opportunities ahead,” commented Laxman Narasimhan, chief executive officer. “It did not meet our expectations, but we understand the specific challenges and opportunities immediately in front of us. We have a clear plan to execute and the entire organization is mobilized around it. We are very confident in our long-term and know that our Triple Shot Reinvention with Two Pumps strategy will deliver on the limitless potential of this brand,” Narasimhan added.
“While it was a difficult quarter, we learned from our own underperformance and sharpened our focus with a comprehensive roadmap of well thought out actions making the path forward clear,” commented Rachel Ruggeri, chief financial officer. “On this path, we remain committed to our disciplined approach to capital allocation as we navigate this complex and dynamic environment,” Ruggeri added.

Q2 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 31, 2024	Apr 2, 2023
Change in Comparable Store Sales (1)	(3)%	12%
Change in Transactions	(7)%	6%
Change in Ticket	4%	5%
Store Count	18,065	17,482	3%
Revenues	$6,380.0	$6,380.6	0%
Operating Income	$1,148.3	$1,217.9	(6)%
Operating Margin	18.0%	19.1%	(110) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment of $6.4 billion in Q2 FY24 were flat to Q2 FY23, primarily driven by a 3% decline in comparable store sales, driven by a 7% decline in comparable transactions, partially offset by a 4% increase in average ticket. This decline was offset by net new company-operated store growth of 5% over the past 12 months, as well as growth in our licensed store business.

Operating income decreased to $1.1 billion in Q2 FY24 compared to $1.2 billion in Q2 FY23. Operating margin of 18.0% contracted from 19.1% in the prior year, primarily driven by deleverage, incremental investments in store partner wages and benefits, and increased promotional activity. This contraction was partially offset by pricing and in-store operational efficiencies.

Q2 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 31, 2024	Apr 2, 2023
Change in Comparable Store Sales (1)	(6)%	7%
Change in Transactions	(3)%	7%
Change in Ticket	(3)%	0%
Store Count	20,886	19,152	9%
Revenues	$1,757.3	$1,854.8	(5)%
Operating Income	$233.8	$314.7	(26)%
Operating Margin	13.3%	17.0%	(370) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment declined 5% over Q2 FY23 to $1.8 billion in Q2 FY24, primarily driven by an approximate 5% unfavorable impact from foreign currency translation and a 6% decline in comparable store sales, driven by a 3% decline in both comparable transactions and average ticket. Also contributing were lower product and equipment sales to, and royalty revenues from, our licensees. This decline was partially offset by net new company-operated store growth of 12% over the past 12 months.

Operating income decreased to $233.8 million in Q2 FY24 compared to $314.7 million in Q2 FY23. Operating margin of 13.3% contracted from 17.0% in the prior year, primarily driven by promotional activities, incremental investments in store partner wages and benefits, as well as sales mix shift, partially offset by pricing in certain markets.

Q2 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Mar 31, 2024	Apr 2, 2023
Revenues	$418.2	$480.7	(13)%
Operating Income	$216.3	$262.1	(17)%
Operating Margin	51.7%	54.5%	(280) bps

Net revenues for the Channel Development segment declined 13% over Q2 FY23 to $418.2 million in Q2 FY24, primarily due to a decline in revenue in the Global Coffee Alliance, following the sale of Seattle's Best Coffee brand in the prior year and SKU optimization.

Operating income decreased to $216.3 million in Q2 FY24 compared to $262.1 million in Q2 FY23. Operating margin of 51.7% contracted from 54.5% in the prior year, primarily due to lapping the gain on the sale of Seattle's Best Coffee brand, partially offset by growth in our North American Coffee Partnership joint venture income, sales mix shift, and lapping impairment charges against certain manufacturing assets.

Fiscal 2024 Financial Targets

The company will discuss fiscal year 2024 financial targets during its Q2 FY24 earnings conference call starting today at 2:00 p.m. Pacific Time. These items can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Update

1.In February, the company executed a $2.0 billion bond issuance. The company intends to use the net proceeds from the sale of the securities for general corporate purposes, including repayment of upcoming debt maturities.
2.In February, the company launched a loyalty partnership with Bank of America that offers its cardholders and Starbucks® Rewards members in the U.S. the ability to earn additional benefits by linking accounts, increasing the value offered to both Bank of America and Starbucks Rewards members.
3.In February, the company announced the creation of a more accessible store experience across its U.S. store portfolio through its new Inclusive Spaces Framework, with improved features such as optimized acoustics and lighting. Simultaneously, the company opened its first store using this new design framework in Washington, D.C.
4.In February, the company published its Fiscal 2023 Global Impact Report, providing an overview of the company's environmental and social impact strategies and progress for the 22nd consecutive year.
5.In February, the company announced an agreement between Starbucks and Workers United to begin discussions on a foundational framework designed to achieve collective bargaining agreements for represented stores and partners (employees), including a fair process for partners to organize, and the resolution of some outstanding litigation.

6.In March, the company virtually hosted its 32nd Annual Meeting of Shareholders. Mellody Hobson, independent chair of the Starbucks Board of Directors, and Laxman Narasimhan, chief executive officer, highlighted the year in review, including early progress of the company’s Triple Shot Reinvention with Two Pumps strategy, and shared their optimism for the company's long-term success. Following the meeting, the company shared that all Starbucks Board of Directors nominees were elected.
7.In March, the company announced its new geographic leadership and global support structure, which included the appointments of Michael Conway as chief executive officer, North America, and Brady Brewer as chief executive officer, Starbucks International, as well as other leadership changes to further strengthen the support of long-term growth.
8.In March, the company achieved a milestone towards its environmental goal of certifying 10,000 Greener Stores globally by 2025, including over 6,000 certified Greener Stores in more than 40 markets globally.
9.The Board of Directors declared a cash dividend of $0.57 per share, payable on May 31, 2024, to shareholders of record on May 17, 2024. The company had 56 consecutive quarters of dividend payouts with CAGR of approximately 20% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.
10.In April, the company in partnership with Delonorte S.A. and Premium Restaurants of America announced plans to open its first stores in Ecuador in July and Honduras before the end of the year, respectively, entrance in these markets will mark the brand's 88th market globally and 26th in the Latin America and Caribbean region.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Laxman Narasimhan, ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, June 14, 2024.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 38,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as:

•our ability to preserve, grow, and leverage our brands, including the risk of negative responses by consumers (such as boycotts or negative publicity campaigns) or governmental actors (such as retaliatory legislative treatment) who object to certain actions taken or not taken by the Company, which responses could adversely affect our brand value;
•the acceptance of the company’s products and changes in consumer preferences, consumption, or spending behavior and our ability to anticipate or react to them; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, platforms, reformulations, or other innovations;
•our anticipated operating expenses, including our anticipated total capital expenditures;
•the costs associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our Triple Shot Reinvention with Two Pumps Plan;
•the impacts of partner investments and changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts;
•the ability of our business partners, suppliers and third-party providers to fulfill their responsibilities and commitments;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients;
•the impact of significant increases in logistics costs;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers, whether resulting from broader local or global conditions, or dynamics specific to our relationships with such parties;
•unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, or deflation;
•inherent risks of operating a global business including geopolitical instability;
•failure to attract or retain key executive or partner talent or successfully transition executives;
•the potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling;
•negative publicity related to our company, products, brands, marketing, executive leadership, partners, board of directors, founder, operations, business performance, expansions, initiatives, strategies, investments, plans, or prospects;
•potential negative effects of a material breach, failure, or corruption of our information technology systems or those of our direct and indirect business partners, suppliers or third-party providers, or failure to comply with data protection laws;
•our environmental, social and governance (“ESG”) efforts and any reaction related thereto such as the rise in opposition to ESG and inclusion and diversity efforts;

•risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•the impact of changes in U.S. tax law and related guidance and regulations that may be implemented, including on tax rates;
•the impact of health epidemics, pandemics, or other public health events on our business and financial results, and the risk of negative economic impacts and related regulatory measures or voluntary actions that may be put in place, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions;
•failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations; and
•the impact of significant legal disputes and proceedings, or government investigations.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
The company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Mar 31, 2024	Apr 2, 2023	% Change	Mar 31, 2024	Apr 2, 2023

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,052.6	$7,142.3	(1.3)%	82.4%	81.9%
Licensed stores	1,054.5	1,069.5	(1.4)	12.3	12.3
Other	455.9	508.0	(10.3)	5.3	5.8
Total net revenues	8,563.0	8,719.8	(1.8)	100.0	100.0
Product and distribution costs	2,648.7	2,801.7	(5.5)	30.9	32.1
Store operating expenses	3,724.1	3,636.0	2.4	43.5	41.7
Other operating expenses	132.8	126.2	5.2	1.6	1.4
Depreciation and amortization expenses	371.9	341.9	8.8	4.3	3.9
General and administrative expenses	654.6	620.4	5.5	7.6	7.1
Restructuring and impairments	—	8.8	nm	—	0.1
Total operating expenses	7,532.1	7,535.0	—	88.0	86.4
Income from equity investees	68.0	51.4	32.3	0.8	0.6
Gain from sale of assets	—	91.3	nm	—	1.0
Operating income	1,098.9	1,327.5	(17.2)	12.8	15.2
Interest income and other, net	34.1	18.4	85.3	0.4	0.2
Interest expense	(140.6)	(136.3)	3.2	(1.6)	(1.6)
Earnings before income taxes	992.4	1,209.6	(18.0)	11.6	13.9
Income tax expense	219.9	301.3	(27.0)	2.6	3.5
Net earnings including noncontrolling interests	772.5	908.3	(15.0)	9.0	10.4
Net earnings attributable to noncontrolling interests	0.1	0.0	nm	0.0	0.0
Net earnings attributable to Starbucks	$772.4	$908.3	(15.0)	9.0%	10.4%
Net earnings per common share - diluted	$0.68	$0.79	(13.9)%
Weighted avg. shares outstanding - diluted	1,135.4	1,152.7
Cash dividends declared per share	$0.57	$0.53
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				52.8%	50.9%
Effective tax rate including noncontrolling interests				22.2%	24.9%

	Two Quarters Ended			Two Quarters Ended
	Mar 31, 2024	Apr 2, 2023	% Change	Mar 31, 2024	Apr 2, 2023

				As a % of total net revenues
Net revenues:
Company-operated stores	$14,807.9	$14,225.7	4.1%	82.3%	81.6%
Licensed stores	2,246.6	2,189.0	2.6	12.5	12.6
Other	933.8	1,019.1	(8.4)	5.2	5.8
Total net revenues	17,988.3	17,433.8	3.2	100.0	100.0
Product and distribution costs	5,629.2	5,611.9	0.3	31.3	32.2
Store operating expenses	7,575.6	7,301.3	3.8	42.1	41.9
Other operating expenses	283.2	255.4	10.9	1.6	1.5
Depreciation and amortization expenses	737.2	669.0	10.2	4.1	3.8
General and administrative expenses	1,302.6	1,201.3	8.4	7.2	6.9
Restructuring and impairments	—	14.7	nm	—	0.1
Total operating expenses	15,527.8	15,053.6	3.2	86.3	86.3
Income from equity investees	123.8	109.2	13.4	0.7	0.6
Gain from sale of assets	—	91.3	nm	—	0.5
Operating income	2,584.3	2,580.7	0.1	14.4	14.8
Interest income and other, net	67.9	30.0	126.3	0.4	0.2
Interest expense	(280.7)	(266.0)	5.5	(1.6)	(1.5)
Earnings before income taxes	2,371.5	2,344.7	1.1	13.2	13.4
Income tax expense	574.6	581.1	(1.1)	3.2	3.3
Net earnings including noncontrolling interests	1,796.9	1,763.6	1.9	10.0	10.1
Net earnings attributable to noncontrolling interests	0.1	0.0	nm	0.0	0.0
Net earnings attributable to Starbucks	$1,796.8	$1,763.6	1.9	10.0%	10.1%
Net earnings per common share - diluted	$1.58	$1.53	3.3%
Weighted avg. shares outstanding - diluted	1,138.0	1,152.8
Cash dividends declared per share	$1.14	$1.06
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				51.2%	51.3%
Effective tax rate including noncontrolling interests				24.2%	24.8%

Segment Results (in millions)

North America

	Mar 31, 2024	Apr 2, 2023	% Change	Mar 31, 2024	Apr 2, 2023
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$5,724.5	$5,742.7	(0.3)%	89.7%	90.0%
Licensed stores	654.8	637.4	2.7	10.3	10.0
Other	0.7	0.5	40.0	0.0	0.0
Total net revenues	6,380.0	6,380.6	0.0	100.0	100.0
Product and distribution costs	1,767.7	1,821.7	(3.0)	27.7	28.6
Store operating expenses	3,037.4	2,951.6	2.9	47.6	46.3
Other operating expenses	67.1	63.4	5.8	1.1	1.0
Depreciation and amortization expenses	257.1	226.3	13.6	4.0	3.5
General and administrative expenses	102.4	91.2	12.3	1.6	1.4
Restructuring and impairments	—	8.5	nm	—	0.1
Total operating expenses	5,231.7	5,162.7	1.3	82.0	80.9
Operating income	$1,148.3	$1,217.9	(5.7)%	18.0%	19.1%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				53.1%	51.4%

Two Quarters Ended
Net revenues:
Company-operated stores	$12,105.7	$11,613.2	4.2%	89.7%	89.8%
Licensed stores	1,392.7	1,317.4	5.7	10.3	10.2
Other	2.3	1.2	91.7	0.0	0.0
Total net revenues	13,500.7	12,931.8	4.4	100.0	100.0
Product and distribution costs	3,791.6	3,739.3	1.4	28.1	28.9
Store operating expenses	6,185.1	5,983.0	3.4	45.8	46.3
Other operating expenses	144.5	128.9	12.1	1.1	1.0
Depreciation and amortization expenses	507.5	443.1	14.5	3.8	3.4
General and administrative expenses	202.9	193.5	4.9	1.5	1.5
Restructuring and impairments	—	13.6	nm	—	0.1
Total operating expenses	10,831.6	10,501.4	3.1	80.2	81.2
Operating income	$2,669.1	$2,430.4	9.8%	19.8%	18.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.1%	51.5%

International

	Mar 31, 2024	Apr 2, 2023	% Change	Mar 31, 2024	Apr 2, 2023
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,328.1	$1,399.6	(5.1)%	75.6%	75.5%
Licensed stores	399.7	432.1	(7.5)	22.7	23.3
Other	29.5	23.1	27.7	1.7	1.2
Total net revenues	1,757.3	1,854.8	(5.3)	100.0	100.0
Product and distribution costs	619.8	632.9	(2.1)	35.3	34.1
Store operating expenses	686.7	684.4	0.3	39.1	36.9
Other operating expenses	50.0	49.9	0.2	2.8	2.7
Depreciation and amortization expenses	84.3	86.3	(2.3)	4.8	4.7
General and administrative expenses	82.9	87.4	(5.1)	4.7	4.7
Total operating expenses	1,523.7	1,540.9	(1.1)	86.7	83.1
Income from equity investees	0.2	0.8	(75.0)	0.0	0.0
Operating income	$233.8	$314.7	(25.7)%	13.3%	17.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.7%	48.9%

Two Quarters Ended
Net revenues:
Company-operated stores	$2,702.2	$2,612.5	3.4%	75.0%	73.9%
Licensed stores	853.9	871.6	(2.0)	23.7	24.7
Other	47.5	50.8	(6.5)	1.3	1.4
Total net revenues	3,603.6	3,534.9	1.9	100.0	100.0
Product and distribution costs	1,286.4	1,226.5	4.9	35.7	34.7
Store operating expenses	1,390.5	1,318.3	5.5	38.6	37.3
Other operating expenses	110.1	100.6	9.4	3.1	2.8
Depreciation and amortization expenses	168.3	167.7	0.4	4.7	4.7
General and administrative expenses	173.3	167.9	3.2	4.8	4.7
Total operating expenses	3,128.6	2,981.0	5.0	86.8	84.3
Income from equity investees	0.3	1.2	(75.0)	0.0	0.0
Operating income	$475.3	$555.1	(14.4)%	13.2%	15.7%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.5%	50.5%

Channel Development

	Mar 31, 2024	Apr 2, 2023	% Change	Mar 31, 2024	Apr 2, 2023
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$418.2	$480.7	(13.0)%
Product and distribution costs	252.6	345.6	(26.9)	60.4%	71.9%
Other operating expenses	15.2	12.8	18.8	3.6	2.7
Depreciation and amortization expenses	—	0.0	nm	—	0.0
General and administrative expenses	1.9	2.1	(9.5)	0.5	0.4
Total operating expenses	269.7	360.5	(25.2)	64.5	75.0
Income from equity investees	67.8	50.6	34.0	16.2	10.5
Gain from sale of assets	—	91.3	nm	—	19.0
Operating income	$216.3	$262.1	(17.5)%	51.7%	54.5%

Two Quarters Ended
Net revenues	$866.2	$958.9	(9.7)%
Product and distribution costs	531.5	639.8	(16.9)	61.4%	66.7%
Other operating expenses	28.0	25.8	8.5	3.2	2.7
Depreciation and amortization expenses	—	0.1	nm	—	0.0
General and administrative expenses	4.2	4.1	2.4	0.5	0.4
Total operating expenses	563.7	669.8	(15.8)	65.1	69.9
Income from equity investees	123.5	108.0	14.4	14.3	11.3
Gain from sale of assets	—	91.3	nm	—	9.5
Operating income	$426.0	$488.4	(12.8)%	49.2%	50.9%

Corporate and Other

	Mar 31, 2024	Apr 2, 2023	% Change

Quarter Ended
Net revenues	$7.5	$3.7	102.7%
Product and distribution costs	8.6	1.5	473.3
Other operating expenses	0.5	0.1	400.0
Depreciation and amortization expenses	30.5	29.3	4.1
General and administrative expenses	467.4	439.7	6.3
Restructuring and impairments	—	0.3	nm
Total operating expenses	507.0	470.9	7.7
Operating loss	$(499.5)	$(467.2)	6.9%

Two Quarters Ended
Net revenues	$17.8	$8.2	117.1%
Product and distribution costs	19.7	6.3	212.7
Other operating expenses	0.6	0.1	500.0
Depreciation and amortization expenses	61.4	58.1	5.7
General and administrative expenses	922.2	835.8	10.3
Restructuring and impairments	—	1.1	nm
Total operating expenses	1,003.9	901.4	11.4
Operating loss	$(986.1)	$(893.2)	10.4%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Mar 31, 2024	Oct 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$2,764.1	$3,551.5
Short-term investments	362.5	401.5
Accounts receivable, net	1,110.3	1,184.1
Inventories	1,744.0	1,806.4
Prepaid expenses and other current assets	484.1	359.9
Total current assets	6,465.0	7,303.4
Long-term investments	280.4	247.4
Equity investments	440.2	439.9
Property, plant and equipment, net	7,817.4	7,387.1
Operating lease, right-of-use asset	8,686.5	8,412.6
Deferred income taxes, net	1,746.5	1,769.8
Other long-term assets	587.2	546.5
Other intangible assets	110.7	120.5
Goodwill	3,229.3	3,218.3
TOTAL ASSETS	$29,363.2	$29,445.5
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,487.4	$1,544.3
Accrued liabilities	2,016.0	2,145.1
Accrued payroll and benefits	704.8	828.3
Current portion of operating lease liability	1,406.6	1,275.3
Stored value card liability and current portion of deferred revenue	1,872.0	1,700.2
Short-term debt	42.1	33.5
Current portion of long-term debt	—	1,818.6
Total current liabilities	7,528.9	9,345.3
Long-term debt	15,547.5	13,547.6
Operating lease liability	8,180.3	7,924.8
Deferred revenue	6,058.4	6,101.8
Other long-term liabilities	490.3	513.8
Total liabilities	37,805.4	37,433.3
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,132.7 and 1,142.6 shares, respectively	1.1	1.1
Additional paid-in capital	141.7	38.1
Retained deficit	(7,970.7)	(7,255.8)
Accumulated other comprehensive income/(loss)	(621.5)	(778.2)
Total shareholders’ deficit	(8,449.4)	(7,994.8)
Noncontrolling interests	7.2	7.0
Total deficit	(8,442.2)	(7,987.8)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$29,363.2	$29,445.5

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Two Quarters Ended
	Mar 31, 2024	Apr 2, 2023
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,796.9	$1,763.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	783.6	709.3
Deferred income taxes, net	4.0	2.6
Income earned from equity method investees	(132.3)	(109.9)
Distributions received from equity method investees	154.5	88.0
Gain on sale of assets	—	(91.3)
Stock-based compensation	173.0	159.3
Non-cash lease costs	689.5	584.7
Loss on retirement and impairment of assets	42.5	75.6
Other	16.3	22.6
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	86.4	26.2
Inventories	64.5	194.6
Income taxes payable	(84.9)	15.8
Accounts payable	(51.6)	(51.2)
Deferred revenue	128.9	54.0
Operating lease liability	(635.1)	(621.8)
Other operating assets and liabilities	(146.3)	(461.3)
Net cash provided by operating activities	2,889.9	2,360.8
INVESTING ACTIVITIES:
Purchases of investments	(472.0)	(247.7)
Sales of investments	0.5	1.9
Maturities and calls of investments	498.7	270.0
Additions to property, plant and equipment	(1,255.0)	(1,002.0)
Proceeds from sale of assets	—	110.0
Other	(36.2)	(39.2)
Net cash used in investing activities	(1,264.0)	(907.0)
FINANCING ACTIVITIES:
Net (payments)/proceeds from issuance of commercial paper	—	(175.0)
Net proceeds from issuance of short-term debt	93.2	52.8
Repayments of short-term debt	(80.5)	—
Net proceeds from issuance of long-term debt	1,995.3	1,497.8
Repayments of long-term debt	(1,825.1)	(1,000.0)
Proceeds from issuance of common stock	58.4	129.8
Cash dividends paid	(1,293.5)	(1,217.4)
Repurchase of common stock	(1,266.7)	(479.3)
Minimum tax withholdings on share-based awards	(94.1)	(81.4)
Other	(10.6)	(10.7)
Net cash used in financing activities	(2,423.6)	(1,283.4)
Effect of exchange rate changes on cash and cash equivalents	10.4	83.0
Net increase/(decrease) in cash and cash equivalents	(787.3)	253.4
CASH AND CASH EQUIVALENTS:
Beginning of period	3,551.5	2,818.4
End of period	$2,764.1	$3,071.8
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$275.6	$250.4
Income taxes	$850.9	$636.8

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Mar 31, 2024	Apr 2, 2023
Revenues	$5,956.4	$5,955.8	0%
Change in Comparable Store Sales (1)	(3)%	12%
Change in Transactions	(7)%	6%
Change in Ticket	4%	6%
Store Count	16,600	16,044	3%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Mar 31, 2024	Apr 2, 2023
Revenues	$705.8	$763.8	(8)%
Change in Comparable Store Sales (1)	(11)%	3%
Change in Transactions	(4)%	4%
Change in Ticket	(8)%	(1)%
Store Count	7,093	6,243	14%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Mar 31, 2024	Apr 2, 2023	Mar 31, 2024	Apr 2, 2023	Mar 31, 2024	Apr 2, 2023
North America:
Company-operated stores	112	91	199	131	10,827	10,347
Licensed stores	22	10	56	56	7,238	7,135
Total North America	134	101	255	187	18,065	17,482
International:
Company-operated stores	132	174	318	271	9,282	8,308
Licensed stores	98	189	340	465	11,604	10,844
Total International	230	363	658	736	20,886	19,152
Total Company	364	464	913	923	38,951	36,634

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States (GAAP). When provided, our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are G&A, operating income, operating income growth (loss), operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and integration-related costs
Management excludes transaction and integration costs for reasons discussed above. Additionally, we incur certain costs associated with certain divestiture activities. The majority of these costs will be recognized over a finite period of time.

Gain on sale of assets	Management excludes the gain related to the sale of assets to Nestlé, primarily consisting of intellectual properties associated with the Seattle's Best Coffee brand, as these items do not reflect future gains or tax impacts for reasons discussed above.

The Company also presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency information, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth (loss), non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP earnings per share and constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
NET REVENUE CONSTANT CURRENCY RECONCILIATION
(unaudited, in millions)

Quarter Ended
Consolidated
Revenue for the quarter ended Apr 2, 2023 as reported (GAAP)	$8,719.8
Revenue for the quarter ended Mar 31, 2024 as reported (GAAP)	$8,563.0
Change (%)	(1.8)%
Constant Currency Impact (%)	1.2%
Change in Constant Currency (%)	(0.6)%

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions, except per share data)

	Quarter Ended
Consolidated	Mar 31, 2024	Apr 2, 2023	Change	Constant Currency Impact	Change in Constant Currency
Operating income, as reported (GAAP)	$1,098.9	$1,327.5	(17.2)%
Restructuring and impairment costs (1)	—	8.8
Transaction and integration-related costs (2)	—	0.1
Gain from sale of assets	—	(91.3)
Non-GAAP operating income	$1,098.9	$1,245.1	(11.7)%	1.5%	(10.2)%

Operating margin, as reported (GAAP)	12.8%	15.2%	(240) bps
Restructuring and impairment costs (1)	—	0.1
Transaction and integration-related costs (2)	—	0.0
Gain from sale of assets	—	(1.0)
Non-GAAP operating margin	12.8%	14.3%	(150) bps	10 bps	(140) bps

Diluted net earnings per share, as reported (GAAP)	$0.68	$0.79	(13.9)%
Restructuring and impairment costs (1)	—	0.01
Transaction and integration-related costs (2)	—	0.00
Gain from sale of assets	—	(0.08)
Income tax effect on Non-GAAP adjustments (3)	—	0.02
Non-GAAP EPS	$0.68	$0.74	(8.1)%	1.3%	(6.8)%
(1)Represents costs associated with our restructuring efforts.
(2)The second quarter of fiscal 2023 includes transaction-related expenses related to the sale of our Seattle's Best Coffee brand.
(3)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.